Exhibit 99.10

Texxon Holding Limited

7A, Block C, 207 Songhong Road,

Changning District, Shanghai, China, 200335

Re: Consent of Sublime Chine Information Co., Ltd.

Reference is made to the registration statement on Form F-1, as amended (together with any amendments thereto, the “Registration Statement”) filed by Texxon Holding Limited, an exempted company incorporated under the laws of the Cayman Islands (the “Company”) with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, in connection with its proposed initial public offering (the “Proposed IPO”).

We (Sublime China Information Co., Ltd.) hereby consent to the use of and references to our name and the inclusion of information, data and statements from our research reports and amendments thereto, including, without limitation, the industry report titled “PE industry Study -IPO feasibility study report” (collectively, the “Reports”), and any subsequent amendments to the Reports, as well as the citation of our independent industry reports and amendments thereto, (i) in the Registration Statement; (ii) in any written correspondences with the SEC, the Nasdaq Capital Market and the China Securities Regulatory Commission, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K and other SEC filings (collectively, the “SEC Filings”), (iv) on the websites or in the publicity materials of the Company and its subsidiaries and affiliates, (v) in institutional, free writing prospectus, and other activities in connection with the Proposed IPO, and (iv) in other publicity and marketing materials in connection with the Proposed IPO.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and as an exhibit to any other SEC Filings by the Company for the use of our data and information cited for the above-mentioned purposes.

Sublime China Information Co., Ltd.

Signature：	/s/ Sublime China Information Co., Ltd.

August 12, 2024